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                                                                    Exhibit 10.7

Standard Industrial Lease Agreement            Approximately 118,080 square feet
NML 98                                          4810 EISENHAUER ROAD, SUITE 240
                                                    San Antonio, Texas 78218

                                 Lease Agreement

THIS LEASE AGREEMENT, made and entered into by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, hereinafter referred to as "Landlord", and CAI, L.P., a Texas limited partnership, hereinafter referred to as "Tenant";

                                   WITNESSETH:

1.   Premises and Term.

     A. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the approximately 118,080 square feet more particularly outlined on the floor plan attached as Exhibit "A-1" (the "Premises"), which Premises are part of that approximately 295,200 square foot building(s) ("the Building") located on the real property situated with the County of Bexar, State of Texas, which real property is more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Land"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.

     B. The Term of this Lease shall commence on the Commencement Date as defined in the following Paragraph C (the "Commencement Date"). The term of this Lease shall end on the last day of the calendar month that is ONE HUNDRED TWENTY-ONE (121) full calendar months after the Commencement Date.

     C. The Commencement Date shall be deemed February 1, 2001, Tenant shall be allowed early occupancy on December 1, 2000 or as soon as practicable for the purposes of storage of merchandise, installing equipment and set up provided that Tenant does not interfere with Landlord's construction and otherwise complies with the provisions of this Lease.

2.   Base Rent, Security Deposit and Escrow Payments.

     A. Tenant agrees to pay to Landlord Base Rent for the Premises in advance, without demand, deduction or set off, at the monthly rate as follows:

          Month 1                             $38,966.00
          Months 2                                   -0-;
          Month 3-36                          $38,966.00
          Months 37-60                        $40,147.00;
          Months 61-96                        $41,328.00; and
          Months 97-121                       $42,509.00.

          The monthly installment for Month 1 ($38,966.00), plus one (1) month's portion ($9,946.00) of the other monthly charges set forth in Paragraph 2C below shall be due and payable in advance on the date hereof. Subsequent monthly installments shall be due and payable in advance on or before the first day of each calendar month succeeding the Commencement Date, except that the Base Rent and other monthly charges set forth in Paragraph 2C below shall be abated in Month 2.

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     B.   Intentionally deleted.

     C. Tenant agrees to pay as additional rent, its Proportionate Share (as defined in Paragraph 22B below) of (1) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, (2) the cost of any jointly metered utilities payable pursuant to Paragraph 8, below,
          (3) the cost of maintaining insurance, and (4) the cost of repairs, replacement (excluding the replacement of Capital Items which are defined as improvements or replacements which, under generally accepted accounting principles are amortized for five (5) years or more), and other operating expenses required by this Lease. During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of the estimated annual cost of its Proportionate Share of such items. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such costs, subject to accounting to Tenant for such use annually. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual cost of all such items. If Tenant's total escrow payments are less than Tenant's actual Proportionate Share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after written demand. If the total escrow payments of Tenant are more than Tenant's actual Proportionate Share of all such items, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments, except during the final year of the Lease, for which Landlord will promptly refund any excess to Tenant. The amount of the monthly rental and the initial monthly escrow payments are as follows:

          (1)  Base Rent as set forth in Paragraph 2.A                $38,966.00
          (2)  Taxes as set forth in Paragraph 2C(1)                  $ 5,117.00
          (3)  Insurance as set forth in Paragraph 2C(3)              $   401.00
          (4)  Operating Expenses as set forth
               in Paragraphs 2C(2) and (4)                            $  4428.00
                                                                      ----------

               Monthly Payment Total                                  $48,912.00
                                                                      ==========

3.   Taxes.

     A. Landlord agrees to pay all taxes, assessments and/or governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant.

     B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes. In addition, if the Building is a multiple occupancy Building and the cost of any improvements constructed to the Tenant's Premises is disproportionately higher than the cost of improvements constructed to the Premises of other tenants of the Building, then upon written demand Tenant shall pay the amount of Taxes attributable to such disproportionately more

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          expensive improvements in addition to its Proportionate Share of
          Taxes.

4.   Landlord's Repairs.

     A. Tenant understands and agrees that this Lease is intended to be a "net" lease, and as such, Landlord's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4A. Landlord, at its own cost and expense, shall be responsible only for roof repair (except for preventative maintenance), roof replacement and for repair and replacement of only the foundation and the structural members of the exterior walls of the Building and for replacement of Capital Items as above defined. The terms "roof' and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.

5.   Tenant's Maintenance and Repair Obligations.

     A. Tenant, at its own cost and expense, shall maintain all parts of the Premises (except those for which Landlord is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

     B. Landlord shall be responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/warehouse building, which includes without limitation, prompt maintenance, repairs and replacements (1) intentionally deleted, (2) of the parking area associated with the Building, (3) of all grass, shrubbery and other landscape treatments surrounding the Building, (4) of the exterior of the Building (including painting), (5) of sprinkler systems, sewage lines, and (6) of any other maintenance, repair or replacement items normally associated with the foregoing. However, Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.

     C. Tenant shall be liable for its Proportionate Share (as defined in Paragraph 22B below) of the cost and expense of such repair, replacement, maintenance and other such items defined in the foregoing Paragraph 2B. The amount of Tenant's rental obligation set forth in Paragraph 2A above does not include the cost of such items, and Landlord's performance of repair, replacement, maintenance and other items, is not a condition to payment of such rental obligations.

     D. Tenant agrees to pay its Proportionate Share of the cost of (1) operation, maintenance and/or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject and which are actually billed to the Building, and (2) operating and maintaining any property, facilities or services provided for the common use of Tenant and other tenants of the Building, which costs shall include, without limitation, reasonable and customary management fees, maintenance and repair costs, sewer, landscaping, trash and security (if furnished by Landlord), wages and employee benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building (but not such costs resulting from Landlord's make-ready work for other tenants), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all service, supplies, repairs, replacements (excluding Capital Items as defined above) or other

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          expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Tenant and other tenants of the Building.

     E. Tenant shall, at its sole cost and expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air-conditioning systems and equipment within the leased premises. The maintenance contractor and contract must be approved by Landlord and must include all services suggested by the equipment manufacturer. Tenant shall at all times conduct maintenance on the heating, ventilation and air-conditioning ("HVAC") equipment within the leased premises in accordance with all Federal, state or local laws. In the event that a leak occurs in any portion of the HVAC equipment on the premises, Tenant shall promptly repair such leak in accordance with such Federal, state or local laws and shall, in any event, repair such leaks within the deadline imposed by such Federal, state or local laws. Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, incurred by Landlord as a result of Tenant's failure to conduct maintenance on the HVAC equipment at the Property in accordance with Federal, state or local laws. In lieu of providing the specified maintenance/service contract, Tenant may utilize its employees to service the hot water, heating and air-conditioning systems and equipment provided that Landlord is provided with acceptable evidence that said employees are qualified and licensed to perform such service.

     F.   Intentionally deleted.

6. Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed provided that said alterations, additions or improvements shall not involve the exterior, structural components or roof of the Premises or Building. Tenant, at its own cost and expense, may, without the prior consent of Landlord, erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or after the primary structure or structural qualities of the Building or the Premises. If Tenant is not in default, upon expiration or earlier termination of this Lease, all trade fixtures which constitute the personal property of Tenant may be removed by Tenant at Tenant's sole expense.

7. Signs. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord's prior written approval and shall be submitted to Landlord prior to the Commencement Date. Tenant shall repair, paint, and/or replace the building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all of which shall be accomplished at Tenant's sole cost and expense. Tenant shall not, (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, decals, window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent.

8. Utilities. Tenant shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes,

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     penalties, surcharges or the like pertaining to the Tenant's use of the
     Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Tenant shall pay its pro rata share as reasonably determined by Landlord, of all charges for jointly metered utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

9.   Insurance.

     A. Landlord's Insurance. At all times during the Term, Landlord shall procure and keep in force and effect the following insurance:

          (1) All-Risk property insurance insuring the Building, its equipment, and common area furnishings, all in such amounts and with such deductibles as Landlord considers appropriate;

          (2) Commercial General Liability insurance insuring its interests in the Project; and

          (3)  Intentionally deleted.

     B. Tenant's Insurance. Tenant shall at its sole cost and expense, keep in full force and effect the following insurance:

          (1) All-Risk property insurance on "Tenant's Property" for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. "Tenant's Property" is defined to be all improvements and betterments of Tenant located in or on the Premises, Common Areas or Building, excluding that which may be insured by Landlord's All-Risk property insurance as set forth in Paragraph 9.A.(1) above;

          (2) Commercial General Liability insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Landlord, Landlord's wholly owned subsidiaries and agents and any mortgagees of Landlord as additional insureds; and

          (3) Worker's Compensation insurance as required by state law, unless Tenant shall elect, on a company-wide basis, to become self-insured therefor; and

          (4) Any other form or forms of insurance or increased amounts of then reasonable and customary insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time.

          All such policies shall be written in a form reasonably satisfactory to Landlord and any mortgagees of Landlord, and shall provide that Landlord, and any mortgagees of Landlord, shall receive not less than thirty (30) days' prior written notice of any cancellation. Policies will be written by insurance companies authorized to transact business in the State of Texas with a Best's Rating of "A" or higher. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

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     C.   Forms of Policies. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days' prior written notice to Landlord. All Commercial General Liability and All-Risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

     D. Waiver of Subrogation. Notwithstanding that any loss or damage may de due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other; against any subsidiary or joint venture of such other party; against any other tenant or occupant of the Project; or against the officers, directors, shareholders, partners, employees, agents, customers, invitees, or business visitors of such other party, of such other tenant or occupant of the Project, of any subsidiary or joint venture of such other party, for any loss or damage to the property of such waiving party arising from any cause.

     E. Adequacy of Coverage. Landlord, its agent and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Paragraph 9, are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

     F. Certain Insurance Risks. Except to the extent that Tenant shall be expressly authorized in writing by Landlord to perform certain acts and to bring certain substances onto the Premises, Tenant shall not otherwise do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project or fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for normal warehouse or distribution use; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

10.  Fire and Casualty Damage.

     A. Tenant immediately shall give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or Building should be totally destroyed or so damaged by an insured peril and in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building or the Premises should be damaged by any insured peril, and in Landlord's estimation rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements required to be covered by Tenant's insurance pursuant to Paragraph 9B above. Effective upon the date of the occurrence of such damage and ending upon substantial completion (as defined in Paragraph 1. above), if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord in which

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          event the rights and obligations hereunder shall cease and terminate thirty (30) days after receipt of such written notice by Landlord.

     C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or other casualty which is covered by the insurance provided pursuant to Paragraph 9A above, Tenant shall pay Landlord the amount of the deductible of such insurance if the cost of such repair or reconstruction is necessitated by the negligent act of the Tenant.

     D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate. During the first five (5) years of this Lease, Landlord agrees to use its reasonable best efforts to cause any such holder of any indebtedness to allow the use of insurance proceeds for the repair and rebuilding of the Premises.

     E. Anything in this Lease to the contrary notwithstanding except as set forth in Paragraph 10C above, to the extent of a recovery of loss proceeds under the policies of insurance described in this Lease, Landlord and Tenant hereby waive and release each other and any related parties and affiliates of and from any and all rights of recovery, claim action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, or personal property within the Building and/or Premises arising from or caused by fire or other casualty or hazard covered or required to be covered by hazard insurance under this Lease. Upon execution of this Lease, Landlord and Tenant shall notify their respective insurance companies of the mutual waivers contained herein and, if available, shall cause each policy described in this Lease to be so endorsed.

11.  Liability and Indemnification.

     A. Landlord's Indemnification. Landlord shall hold Tenant harmless and defend Tenant against any and all claims, actions, damages or liability (including without limitation, all costs, attorneys fees and expenses incurred in connection therewith) in connection with any loss, injury or damage to any person or property occurring in, on or about or arising out of all or part of the Premises and/or the Building or the use or occupancy thereof, or the conduct or operation of Landlord's business, when such injury or damage shall be caused by the act, neglect, fault of, or omission of, any duty with respect to the same by Landlord, its agents, servants and employees (unless the indemnified loss is caused wholly or in part by Tenant's negligence, in which event this indemnity shall not apply to the allocable share of such loss resulting from Tenant's negligence).

     B. Tenant's Indemnification. Except for any injury to persons or damage to property that is caused by or results from the negligence or deliberate act of Landlord, its employees, or agents, and subject to the provisions of Paragraph 9D above, Tenant shall indemnify and hold Landlord, Landlord's wholly owned subsidiaries and the employees and agents of Landlord and Landlord's wholly owned subsidiaries, (hereinafter collectively referred to as the "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising from:

          (1) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

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          (2)  any activity, work, or thing done or permitted by Tenant in or about the premises, the Building, or the Project;

          (3) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;

          (4) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant; and:

          (5) any alleged violation by Tenant of the ADA and/or any other law, rule, code, or regulation. Landlord, at Landlord's expense, shall insure that the exterior of the Building complies with applicable accessibility standards imposed by the State of Texas as of the Commencement Date. However, Tenant shall be responsible for the cost of any future accessibility compliance as it relates directly to the Premises or its Proportionate Share of the cost of any future accessibility compliance as it relates to the Building or Common Areas.

          If any action or proceeding is brought against an Indemnified Party by reason of the foregoing Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

     C. Waiver and Release. Tenant and Landlord, as a material part of the consideration passing to the other, by this Paragraph 11C, respectively waive and release all claims against the other, the other's wholly owned subsidiaries, and all of the other's or the other's wholly owned subsidiaries' employees and agents with respect to all matters for which the respective parties have disclaimed liability pursuant to the provisions of this Lease.

     D. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. The indemnification provided by this Paragraph 11 is subject to Tenant's and Landlord's waiver of recovery in the preceding Paragraph 10 to the extent of either Tenant's or Landlord's recovery of loss proceeds under policies of insurance described in Paragraph 10.

12.  Use.

     A. The Premises shall be used only for the purpose of receiving, storing, servicing, repairing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto provided that Tenant shall not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable or hazardous or make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance covering any of the Building or property of Landlord. Outside storage, including without limitation, storage of trucks and other vehicles (except trucks and other vehicles used in Tenant's ordinary course of business at the Premises, which trucks and other vehicles may be parked on the Premises as needed by Tenant during business hours, and stored thereon by Tenant during non-business hours), is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas noise, or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Building. Landlord warrants that the current zoning of the Premises is "BPD-Business Park

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          District".

     B. Tenant and its employees, customers and licensees shall have the non-exclusive rights to use any parking areas associated with the Premises that have been designated for such use by Landlord, subject to (1) all reasonable rules and regulations promulgated by Landlord and (2) rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant shall not sublease any parking spaces without Landlord's written consent.

13. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is twelve (12) months prior to the end of the Lease term, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

14.  Assignment and Subletting.

     A. Tenant shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, subtenant or transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     B. Upon the occurrence of an assignment or subletting, whether consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys all rents or other sums received by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and agrees to pay such amounts within ten (10) days after receipt.

     C. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     D. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     E. Notwithstanding the provisions of Paragraph 14A, Tenant may, after prior written notice to Landlord, assign the Lease or any part thereof, or sublease the Premises, in whole or in part without Landlord's prior consent to:

          (1) any corporation or other legal entity which has the power to direct Tenant's management and operation, or any corporation whose management and operation is controlled by Tenant; or

          (2) any corporation a majority of whose voting stock is owned by Tenant; or

          (3) any corporation or other entity in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations or other entities, so long as the liabilities of the corporations or other entities participating in such merger or consolidation are assumed by the corporation or other entity surviving such merger or created by such consolidation; or

          (4) any corporation or other entity acquiring this Lease and a substantial portion of Tenant's assets; or

          (5) any corporate or other successor to a successor corporation or entity becoming such by either of the methods described in subsections (4); or

          (6) any entity (or member of a group of affiliated entities) which is acquiring the majority of Tenant's business located and operated in the San Antonio, Texas, "Area of Dominant Influence for Media Coverage" (as such term is commonly defined in the advertising industry);

     F. Tenant's right to assignment or sublet under Paragraph 14E above is conditioned upon the following:

          (1) that the proposed subtenant or assignee is engaged in the substantially the same business activities as Tenant,

          (2) that no more than two (2) subtenants or assignees may occupy the Premises; and

          (3)  that Tenant and Guarantor remain fully liable under this Lease.

15. Condemnation. If ten percent (10%) or more of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and, in the reasonable opinion of Tenant, the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, then Tenant, at its election, may terminate this Lease by giving written notice to Landlord of such election and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than ten percent (10%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

16. Holding Over. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease or fails to complete any repairs required hereby, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than ten (10) days advance written notice, and provided all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one hundred fifty percent (150%) of the rent in effect on the termination date, computed on a daily basis for any day of each calendar month of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

17. Quiet Enjoyment. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

18. Events of Default. The following events (herein individually referred to as an "event of default") each shall be deemed to be events of nonperformance by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due or any payment or reimbursement required under any other lease with Landlord, and such failure shall continue for a period of five (5) days from the date such payment was due. Landlord shall provide written notice of Tenant's failure no more than two (2) times per lease year whereupon Tenant shall have five (5) days from the date of receipt of said notice to cure.

     B. Tenant shall fail to pay any amounts owed to contractors or subcontractors for work or services performed, or bond-around any such disputed claim in a manner to free the Premises from any lien claim arising therefrom, in connection with the operation, construction, management or maintenance of the Building as provided herein, and such failure shall continue for a period of five (5) business days from the date Tenant is notified in writing that such payment was due.

     C. The Tenant or any guarantor of the Tenant's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph 18.

     D. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

     E. Tenant shall for a period of more than thirty (30) days (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease.

     F. Tenant shall fail to discharge or effectively bond-around any lien placed upon the Premises in violation of Paragraph 21, hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

19.  Remedies.

     A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (1)  Terminate this Lease; and/or

          (2) Enter upon and take possession of the Premises without terminating this Lease; and/or

          (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Tenant, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants.

     B. Upon the occurrence of any event of default Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

     C. If Landlord repossesses the Premises with or without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term. In the event of any damages provable by Landlord, Tenant shall be liable and responsible to Landlord and termination shall not relieve Tenant from such liability.

     D. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (1) any reasonable brokerage fees incurred by Landlord in connection with the execution of this Lease; (2) reasonable brokers' fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises; (3) the costs of removing and storing Tenant's or other occupant's property; (4) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and (5) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs in connection with such proceeding.

     E. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing of such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     F. Exercise by Landlord of any one or more remedies hereunder granted or otherwise is available, including without limitation, the institution by Landlord, its agents or attorney of a forcible detainer or ejectment action to re-enter the Premises shall not be construed to be an election to terminate this Lease or relieve Tenant of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

     G. In the event of termination and/or repossession of the Premises for an event of default, Landlord shall use reasonable efforts to relet the Premises; provided, that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

     H. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after receipt of written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages, however, if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for its performance, then Landlord shall not be deemed in default if it is diligently pursuing the same to completion. Unless and until Landlord fails to so cure said default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building, and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's owners, partners or venturers shall have any personal, partnership, corporate or other liability hereunder.

     I. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises at Tenant's sole expense, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures and equipment and other property to any person ("Claimant") who represents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument, Landlord may, at its sole option and without prejudice to, or waiver of any right it may have i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees, or
          ii) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and or Tenant's employees; provided, however, Tenant first shall pay in cash all reasonable costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     J. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     K. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

20. Mortgages. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant agrees to attorn to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. Tenant, at any time hereafter, within ten (10) days after demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage provided that mortgagee assures the right of possession of the Premises to Tenant under the terms of this Lease. Landlord represents that, as of the date hereof, there exists no mortgage or deed of trust affecting the Premises.

21. Mechanic's Liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises, or will duly and timely bond around 150% of any disputed claim and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

22.  Miscellaneous.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant's Proportionate Share, as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire rentable space contained in the Building.

     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter this Lease.

     D. Landlord and Tenant shall not be held responsible for delays in the performance of its non-monetary obligations hereunder when caused by material shortages, acts of God or labor disputes.

     E. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy, financial statements and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute the same within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

     F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due for Tenant under this Paragraph 22G.

     H. Landlord expressly reserves the right, at Landlord's sole cost and expense, to remove Tenant from the Premises and to relocate Tenant in some other space (the "New Premises") of Landlord's choosing of approximately the same dimensions and size within the Building or any other building owned or managed by Landlord in the vicinity of the Building, which other space shall be improved in such a manner so that the New Premises shall be comparable in its interior design and decoration to the Premises; provided, however, that if Landlord exercises Landlord's election to remove and relocate Tenant in the New Premises, which is at that time leasing for a higher rate of Base Rent, then Tenant shall not be required to pay the difference between the Base Rent of the Premises and the higher Base Rent of the New Premises, provided further, that if Tenant is removed and relocated to the New Premises which is then leasing at a Base Rent less than the Base Rent of the Premises at that time, Tenant's Base Rent shall be reduced to the Base Rent then being charged for the New Premises. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any additional rental due by reason of any of other provisions of this Lease, which provisions shall be applied to the New Premises. Tenant agrees that Landlord's exercise of Landlord's election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rental and perform the covenants and agreements hereunder for the full term of this Lease. In the event of any such relocation, this Lease shall continue in full force and effect with no change in the terms, covenants or conditions hereof other than (i) the substitution of the New Premises for the Premises specified in Paragraph 1, hereof, and
          (ii) the reduction of Base Rent from the amount specified in Paragraph 2A hereof, as provided above, in the event that the New Premises is leasing at a Base Rent less than the Base Rent for the Premises at the time of such relocation. Upon request from Landlord, Tenant shall execute an amendment to this Lease reflecting the aforesaid changes. Notwithstanding the above, should Landlord elect to relocate Tenant to the New Premises, Landlord shall be required to fixture and finish the interior comparable to the Premises and Tenant shall not be required to move to the New Premises until the New Premises is complete, ready for occupancy, with fixtures and finish in place, all at Landlord's expense.

     I. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     K. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than CAVENDER & HILL PROPERTIES, INC. and OSBORN PROPERTIES, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     L. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23, hereof to the same effect as if each had received such notice.

     M. Tenant acknowledges that (1) it has inspected and accepts the Premises in an "As Is, Where Is" condition, (2) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (3) the Premises are in good and satisfactory condition, (4) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord (unless and except as may be set forth in Exhibit "B" attached to this Lease, if one shall be attached, or as is otherwise expressly set forth in this Lease), and (5) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises.

23. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent an and other amounts have been actually received by Landlord. In addition to Base Rent due hereunder, all sums due Landlord hereunder shall be deemed to be additional rental owed to Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of
          (1) tender of delivery (in the case of a hand-delivered notice, courier or overnight delivery for which a receipt is given) or (2) upon receipt or refusal of U.S. Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

24.  Hazardous Waste.

     A. The term "hazardous substance(s)" as used in the Lease, is defined as follows:

          Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

     B. Tenant represents and warrants to Landlord that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

          (i) obtain Landlord's prior written consent, which consent shall be granted or withheld in Landlord's sole discretion, to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing of, or allowing to be present (the "Presence") of any hazardous substance in or about the Premises. In connection with each such consent requested by Tenant, Tenant shall submit to Landlord a description, including the composition, quantity and all other information requested by Landlord concerning the proposed Presence of any hazardous substance. Landlord's consent to the Presence of any hazardous substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed hazardous substance on Exhibit "C" to this Lease. Any hazardous substance, which Landlord has agreed to the Presence thereof, shall be deemed to be an Allowed Substance for purposes of this Article. Landlord's consent to the Presence of any hazardous substance at any time during the lease term or renewal thereof shall not waive the requirement of obtaining Landlord's consent to the subsequent Presence of any other, or increased quantities of, hazardous substance in or about the Premises. If Landlord subsequently consents to the Presence of any other hazardous substance, or to increased quantities of any hazardous substance, such consent shall be deemed given only by amendment of Exhibit "C" to this Lease. Notwithstanding the foregoing, Tenant acknowledges that, unless specifically approved by Landlord in writing, chlorinated solvents including, but not limited to, Trichloroethene(TCE), 1,1,1 Trichloroethene (TCE), 1,1 Dichloroethane (DCA), 1,2, Dichloroethane (DCA), and 1,1 Dichlorethene (DCE), ("Chlorinated Solvents") shall be deemed not to be Allowed Substances, and the Presence, manufacture, processing, distribution, production, treatment, storage below ground level, or disposal of Chlorinated Solvents on the demised premises or the Project is strictly prohibited.

          (ii) refrain from (and prohibit others from) allowing the Presence of any hazardous substance in or about the Premises which is not an Allowed Substance;

          (iii) promptly comply at Tenant's own cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the Presence of hazardous substances in or about the Premises which were created or allowed to be present by Tenant, its employees, contractors, agents or invitees, whether or not such substances are Allowed Substances.

          (iv) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys fees incurred by Landlord as a result of (a) Tenant's failure or delay in complying, to Landlord's satisfaction, with the provisions of sections (B)(i) or (ii) above; (b) Tenant's failure or delay in properly complying with such law, order, rule, regulation, certificate of occupancy or other requirement referred to in section (B) (iii), above or (c) any adverse effect which results from the Presence of any hazardous substance in or about the Premises which were created or allowed to be present by Tenant, its employees, contractors, agents or invitees, whether or not such hazardous substance is an Allowed Substance. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnification by Tenant of Landlord shall survive the termination of the Lease.

          (v) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports, or other written documentation (Communications) relating to the Presence of any hazardous substance in or about the Premises, whether or not such hazardous substance is an Allowed Substance, and whether such Communications are delivered to Tenant or are requested of Tenant by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

          (vi) notwithstanding any other provisions of this Lease, allow Landlord, any authorized representative of Landlord, access and the right to enter and inspect the Premises for the Presence of any hazardous substance, whether or not such hazardous substance is an Allowed Substance, at any time deemed reasonable by Landlord, without prior notice to Tenant.

     C. Compliance by Tenant with any provisions of this Article shall not be deemed a waiver of any other provision. Without limiting the foregoing, Landlord's consent to the Presence of any hazardous substance shall not relieve Tenant of its indemnity obligations under the terms of this Article.

25. Waiver of Landlord's Lien. Landlord hereby waives any statutory liens and rights of distress with respect to the personal property (trade fixtures, equipment and merchandise) of Tenant from time to time located within the Premises ("Tenant's Property"). This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant's Property. Landlord further agrees to execute and deliver such instruments reasonably requested by any lender of Tenant having a security interest in Tenant's Property ("Tenant's Lender") from time to time to evidence or effect the aforesaid waiver and agreements.

26. Leasehold Improvements. Landlord, at Landlord's expense, shall construct one (1) sheetrock demising wall (320 I.f.) separating the Premises from the remainder of the building. Landlord shall be responsible for no other improvements or modifications to the Premises and Tenant agrees to accept the Premises in its current "as-is" condition. Landlord shall provide a Leasehold Improvement Allowance of up to Two Hundred Thirty-six Thousand One Hundred Sixty and No/100 Dollars ($236,160.00) to be applied toward the costs of Tenant's Leasehold Improvements to the Premises. Prior to commencement of construction, Tenant shall submit plans and specifications for Landlord's reasonable approval which shall be attached hereto as Exhibit "B". All improvements shall be constructed in a good and workmanlike manner by a general contractor reasonably approved by Landlord in advance and in accordance with all applicable statutes, laws, regulations, permits, licenses and other legal requirements. Landlord shall reimburse Tenant for its bona fide costs of Tenant's Leasehold Improvements not the exceed the Leasehold Improvement Allowance after all of the following events have taken place:

          A. completion by Tenant and approval by Landlord of all of Tenant's Leasehold Improvements;
          B. Receipt by Landlord from Tenant of a Certificate of Occupancy issued by the City of San Antonio; and
          C. Receipt by Landlord from Tenant a release and waiver of liens by the general contractor, holding Landlord harmless from any obligation whatsoever which may be or may have been incurred by Tenant or Tenant's contractors or subcontractors, during the construction of the Leasehold Improvements.

27. Authority. The parties executing this document represent, warrant and covenant that they are fully authorized and empowered to execute this Lease Agreement on behalf of the respective parties, and that the execution hereof by the parties shown below is legally binding, respectively, on the Landlord and Tenant named herein.

28. Guaranty. This Lease is conditioned upon the execution by Conn Appliances, Inc. of that certain Continuing Lease Guaranty by Corporation attached hereto as Exhibit "D".

29.  Exhibits. The following Exhibits are hereby incorporated into this Lease:

     Exhibit "A"     Property Description
     Exhibit "A-1"   Floorplan
     Exhibit "B"     Office Finish-out Plans and Specifications
     Exhibit "C"     Allowed Substances
     Exhibit "D"     Continuing Lease Guaranty by Corporation

EXECUTED BY LANDLORD, this 5 day of December, 2000.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Cavender & Hill Properties, Inc.
Its: Managing Agent


     By: /s/ J. Mark Cavender
         --------------------------
           J. Mark Cavender

     Title: President

Address:

     The Northwestern Mutual Life Insurance Company
     c/o Cavender & Hill Properties, Inc.
     900 Isom Road
     Suite 306
     San Antonio, Texas 78216

EXECUTED BY TENANT, this 30 day of November 2000.

CAI, L.P.

By: Conn Appliances, Inc.
    A Texas Corporation

Its: General Partner


     By: /s/ Thomas J. Frank
         ------------------------
           Thomas J. Frank

     Its: Chief Executive Officer

 Address:

     CAI, L.P.
     Conn's Appliances
     3295 College Street, Suite A
     Beaumont, Texas 77701

                                    EXHIBIT A
                              PROPERTY DESCRIPTION

Approximately 15.62 acres out of Lot 31, Block 1, NCB 12191, San Antonio, Bexar County, Texas.

                                   EXHIBIT A-1
                                    FLOORPLAN

                                    [GRAPHIC]

                                    EXHIBIT B
                                OFFICE FINISH-OUT
                            PLANS AND SPECIFICATIONS

To be attached

                                    EXHIBIT B
                                OFFICE FINISH-OUT
                            PLANS AND SPECIFICATIONS

                                    [GRAPHIC]

                                    EXHIBIT B
                                OFFICE FINISH-OUT
                            PLANS AND SPECIFICATIONS

                                    [GRAPHIC]

                                    EXHIBIT B
                                OFFICE FINISH-OUT
                            PLANS AND SPECIFICATIONS

                                    [GRAPHIC]

                                   EXHIBIT C
                               ALLOWED SUBSTANCES

                                       Maximum Quantity of Allowed Substances
Composition of Allowed Substances             At any one (1) time
---------------------------------      --------------------------------------

Acetylene                              100 pounds
Freeze-It                              12 cans (16 oz. cans)
R-1 34a Freon                          180 pounds
R-22 Freon                             250 pounds
R-12 Freon                             30 pounds
WD-40                                  12 cans (16 oz. cans)
Denatured alcohol                      1 gallon
Tun-O-Wash                             12 cans (16 oz. cans)
Service Solvent (acetone)              1 gallon
Acetelyne                              100 pounds
Oxygen                                 100 pounds
Coil Master (condenser coil cleaner)   6 gallons
Soldering Flux                         1 pound
Small engine oil                       24 quarts
Silicone RTV                           48 tubes (6 oz. tubes)
Contact cement                         1 quart
Nitrogen                               125 pounds
Super-Glue                             12 tubes (10 oz. tubes)
Clorox                                 6 gallons
Pine-O-Pine                            2 gallons
Easy-Off oven cleaner                  2 gallons
Windex                                 5 gallons

Tenant warrants that only Air Conditioning Technicians will utilize any Freon or Freon products, and that all of Tenant's Air Conditioning Technicians have been tested and certified by the Environmental Protection Agency (E.P.A.) of the United States of America on the proper handling, recovery and reclaiming of C.F.C. Refrigerants. Further, any area used for handling or storage of Freon or Freon products shall be sealed with a concrete sealer or coating acceptable to Landlord such that the slab is impervious to Freon spills.

                                    EXHIBIT D
                    CONTINUING LEASE GUARANTY BY CORPORATION

C.A.I., L.P., a limited partnership organized under the laws of the State of Texas ("Tenant") is (a) engaged in business as an affiliate of the undersigned, or (b) engaged in selling, marketing, using or otherwise dealing in merchandise, supplies, products, equipment or other articles supplied to it by the undersigned, or (c) because of our inter-corporate or business relations, or by reason of any of the foregoing, it will be in our direct interest and advantage to assist Tenant in securing a lease. Therefore, in consideration of the making of the Lease Agreement by and between The Northwestern Mutual Life Insurance Company, as Landlord, and CAI, L.P., as Tenant, dated December 5, 2000, for the premises commonly described as 4810 Eisenhauer Road, Suite 240; San Antonio, Texas (hereinafter referred to as the "Lease") and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned hereby unconditionally guarantees the full and prompt payment of rent and all other sums required to be paid by Tenant under the Lease ("Guaranteed Payments") and the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant's part to be performed ("Guaranteed Obligations") and the undersigned further promises to pay all of Landlord's costs and expenses (including reasonable attorney's fees) incurred in endeavoring to collect the Guaranteed Payments or to enforce the Guaranteed Obligations or incurred in enforcing this Guaranty as well as all damages which Landlord may suffer in consequence of any default or breach under the Lease or this Guaranty.

1. Landlord may at any time and from time to time, without notice to the undersigned, take any or all of the following actions without affecting or impairing the liability and obligations of the undersigned on this
     Guaranty:

     (a) grant an extension or extensions of time of payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;

     (b) grant an indulgence or indulgences in any Guaranteed Payment or in the performance of any Guaranteed Obligation;

     (c) modify or amend the Lease or any term thereof, or any obligation of Tenant arising thereunder by agreement with Tenant;

     (d) consent to any assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant or the Tenant's assigns or subTenants or a change or different use of the leased premises;

     (e)  consent to an extension or extensions of the term of the Lease;

     (f)  accept other guarantors; and/or

     (g)  release any person primarily or secondarily liable.

     The liability of the undersigned under this Guaranty shall in no way be affected or impaired by any failure or delay in enforcing any Guaranteed Payment or Guaranteed Obligation or this Guaranty or any security therefor or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or Guaranteed Obligation or of any security therefor. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of Landlord, at anytime, to resort for payment to Tenant or any other guaranty or to any security or other rights and remedies, and Landlord shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are pending or being taken seeking resort to or realization upon or from any of the foregoing.

2. The undersigned waives all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this Guaranty or any Guaranteed Payment or Guaranteed Obligation.

3. The undersigned hereby acknowledges full and complete notice and knowledge of all of the terms, conditions, covenants, obligations and agreements of the Lease.

4. The payment by the undersigned of any amount pursuant to this Guaranty shall not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of the Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.

5. This Guaranty shall be continuing, absolute and unconditional and remain in full force and effect until all Guaranteed Payments are made, all Guaranteed Obligations are performed, and all obligations of the undersigned under this Guaranty are fulfilled.

6. This Guaranty shall also bind the successors and assigns of the undersigned and inure to the benefit of Landlord, its successors and assigns. This Guaranty shall be construed according to the laws of the State of Texas, in which state it shall be performed by the undersigned.

7. If this Guaranty is executed by more than one person, all singular nouns and verbs herein relating to the undersigned shall include the plural number and the obligation of the several guarantors shall be joint and several.

8. The Landlord and the undersigned intend and believe that each provision of this Guaranty comports with all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the parties intend that the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed by its duly authorized officers this 30 day of November 2000, and delivered to Landlord in Bexar County, Texas.

CONN APPLIANCES, INC.


By: /s/ Thomas J. Frank
    ------------------------
Name: Thomas J. Frank
Its: Chief Executive Officer

ATTEST:

Secretary

[Affix Corporate Seal]